Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com
16 August 2010	Your Ref
Our Ref 018475.0002/ENM
Doc ID 2726776_3

Highway Holdings Limited
Suite 810, Level 8, Landmark North
39 Lung Sum Avenue
Sheung Shui
New Territories
Hong Kong

Dear Sirs

Highway Holdings Limited, Company No. 32576 (the “Company”)

1.
We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with a Form F-3 Registration Statement under the Securities Act of 1933 (the “US Securities Act”) registering the issuance and sale by the Company from time to time of up to US$10,000,000 in (i) Common Shares of $0.01 par value (“Common Shares”); (ii) one or more series of debt securities of the Company, which may be either senior securities or subordinated securities and which may be convertible into or exchangeable for Common Shares (“Debt Securities”); (iii) warrants to purchase Common Shares or Debt Securities (“Warrants”); and (iv) units comprising any combination of Common Shares, Debt Securities and Warrants (the “Units”) (the “Form F-3”).

The Common Shares, the Debt Securities, the Warrants and the Units are collectively referredto herein as the “Securities”.  The Securities are being registered for offer and sale by theCompany from time to time pursuant to Rule 415 of the US Securities Act.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as anexhibit to the Form F-3, as amended and supplemented from time to time (each an“Indenture”), between the Company as obligor and a trustee chosen by the Company and qualified to act as a trustee under the US Trust Indenture Act of 1939, as amended (the “Trustee”).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	a copy of the final draft form of the Form F-3 sent to us by electronic mail on 13 August 2010;

A list of partners is available for inspection at our offices.
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(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 16 August 2010; and

(c)	information revealed by our searches of:

(i)
the records and information certified by Harneys Corporate Services, the registered agent of the Company, on 13 August 2010 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 16 August 2010; and

(iii)	the records of proceedings on file with, and available for inspection on 16 August 2010 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out.  In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)
the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)
the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect the Form F-3 and the transactions contemplated thereby;

(d)	that the information indicated by the Searches is complete and remains true and correct.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)
Existence and Good Standing.  The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands.  It is a separate legal entity and is subject to suit in its own name.

(b)
Issue of Common Shares.  When the issuance and the terms of the sale of the Common Shares have been duly authorised by the board of directors of the Company in accordance with its Memorandum and Articles of Association, and such shares have been issued and delivered against payment of the purchase price, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Form F-3, and, if issued upon the conversion, exchange or exercise of the Debt Securities or the Warrants, when such shares have been duly issued (including the updating of the Company’s Register of Members) and delivered as contemplated by the terms of the applicable Indenture or the Warrants, the Common Shares will be validly issued, fully paid and nonassessable.

(c)
Issue of Debt Securities. When the issuance and the terms of the sale of the Debt Securities have been duly authorised by the board of directors of the Company in accordance with the Company’s Memorandum and Articles of Association and duly established in accordance with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Form F-3, and in the manner provided for in the applicable Indenture against payment of the purchase price, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

(d)
Issue of Warrants. When the issuance and the terms of the sale of the Warrants have been duly authorised by the board of directors of the Company in accordance with the Company’s Memorandum and Articles of Association and the terms of the Warrants and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Warrants have been duly executed and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Form F-3, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(e)
Issue of Units.  When the issuance and the terms of the sale of the Units have been duly authorised by the board of directors of the Company in accordance with the Company’s Memorandum and Articles of Association and the terms of issuance and sale of shares of such Units have been duly established so as to not violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and such Units have been issued (including the updating of the Company’s Register of Members where applicable) and delivered against payment of the purchase price in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Form F-3  the Units will be validly issued, fully paid and nonassessable.

In connection with the above opinion, we hereby consent:

(a)  to the use of our name in the Form F-3, the prospectus constituting a part thereof and all amendments thereto under the caption “Legal Matters”; and

(b)  to the filing of this opinion as an exhibit to the Form F-3.

This opinion is addressed to you and may be relied upon by you and your counsel.  This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matters.

Yours faithfully
HARNEY WESTWOOD & RIEGELS